                Foresters Financial Services, Inc. Raritan Plaza 1

P.O. Box 7838

                                Edison, NJ 08818-7838 USA

T 732 855 4345

T 212 858 8144

F 212 858 8119

                    foresters.com

March 27, 2018

VIA EDGAR

Securities and Exchange Commission 450 5th Street

Judiciary Plaza Washington, D.C. 20549

Gentlemen:

In accordance with the provisions of Section 17(g) of the Investment Company Act of 1940 and Rule 17g-1 promulgated thereunder, enclosed are the following documents covering our Joint Fidelity Bond with Travelers Casualty and Surety Company of America .1

  Copy of the Investment Company Blanket Bond (Fidelity Bond) from Travelers Casualty and Surety Company of America , covering the period January 15, 2018 to January 15, 2019.

  "Insurance Agreement Among Insureds" as required by Rule 17g-1(f).

  Copy of the Resolutions that were approved by all the Trustees at the Trustees Meeting held on November 16, 2017 including a majority of those who are not "interested persons," regarding the amount, type, form and coverage of the Fidelity Bond.

  Statement indicating the amount of the single insured bond which

  Is required of each registered investment company as of September 30, 2017.

  Statement as to the period for which premiums have been paid.

1 Travelers Casualty and Surety Company of America Joint Fidelity Bond provides $5,000,000 of our $20,000,000 of joint fidelity bond coverage. A joint fidelity bond issued by ICI Mutual Insurance Company provides the remaining $15,000,000 of coverage.

Foresters FinancialTM and ForestersTM are trade names and trademarks of The Independent Order of Foresters (a fraternal benefit society) and its subsidiaries, including Foresters Financial Services, Inc.

Securities and Exchange Commission March 27, 2017

These documents are being filed on behalf of:

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)

Very truly yours,

/s/ Mary Carty Mary Carty

Secretary

First Investors Funds

Resolutions - Board Meeting November 16, 2017

RESOLVED, that, with due consideration of all relevant factors including, but not limited to, the value of the aggregate assets of the funds to which any covered person may have access, the type and terms of the arrangements made for the custody and safekeeping of such assets, and the nature of the securities in the portfolios of each fund, it is the determination of the Trustees, including a majority of the Independent Trustees, that the renewals of the Joint Fidelity Bonds with Travelers and ICI Mutual, as presented to the Board, be and hereby are approved by the Board; and it was

FURTHER RESOLVED, that, taking into consideration all relevant factors in relation to the Joint Fidelity Bonds, including, but not limited to, the number of other parties named as insureds, the nature of the business activities of such other parties, the amount of the Joint Fidelity Bonds, the amount of the premiums for the Joint Fidelity Bonds, the ratable allocations of the premiums among all parties named as insureds, and the extent to which the share of the premiums allocated to each fund is less than the premium such fund would have to pay if it had provided and maintained a single fidelity bond, the portion of the premiums to be paid by each fund for the foregoing Joint Fidelity Bonds, as presented to the Board, are hereby approved; and it was

FURTHER RESOLVED, that the Officers of the funds are hereby authorized to execute on behalf of the funds the Joint Fidelity Bonds, the Joint D&O/E&O Policies and the IDL Policies, as well as the Agreement among the jointly insured parties regarding the allocation of premiums for and the share of recovery from the Joint Fidelity Bonds as required by Rule 17g-l(f) under the 1940 Act; and it was

FURTHER RESOLVED, that FIMCO is hereby directed to:

  File with the SEC within 10 days after receipt of an executed copy of each Joint Fidelity Bond, or amendment thereof, (i) a copy of the Bond, (ii) a copy of each resolution of the Board, including a majority of Board members who are not "interested persons," approving the amount, type, form, coverage of each such Bond and the portion of the premium to be paid by each fund, (iii) a statement showing the amount of a single insured bond which each fund would have provided and maintained had it not been named as an insured under a Joint Fidelity Bond, (iv) a statement as to the period for which the premiums for such Bond have been paid, (v) a copy of each agreement between the funds and all other named insureds entered into pursuant to Rule 17g-l(f) under the 1940 Act, and (vi) a copy of any amendment to such agreement within 10 days after the execution of such amendment;

  File with the SEC, in writing, within five days after the making of a claim under a Joint Fidelity Bond by the fund, a statement of the nature and amount of claim thereof;

  File with the SEC, within five days of the receipt thereof, a copy of the terms of the settlement of any claim made under a Joint Fidelity Bond by the fund; and

  Notify by registered mail each member of the Board at his or her last known residence of (i) any cancellation, termination or modification of the Joint Fidelity Bond not less than 45 days prior to the effective date of the cancellation, termination or modification, (ii) the filing and the settlement of any claim under the bond by the fund at the time the filings required under clauses 2 and 3 above are made, and (iii) the filing and proposed terms of settlement of any claim under a Bond by any other named insured within five days of the receipt of a notice from the fidelity insurance company.

INSURANCE AGREEMENT AMONG INSUREDS REQUIRED BY RULE 17g-1 (f)

(Travelers Casualty and Surety Company of America )

First Investors Equity Funds (Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return); First Investors Income Funds (Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income; First Investors Life Series Funds (Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth Fund, Special Situations and Total Return): First Investors Tax-Exempt Funds (Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania and Virginia), all of which are registered management investment companies, together with First Investors Life Variable Annuity Fund A (Separate Account A), First Investors Life Level Premium Variable Life Insurance Separate Account B (Separate Account B), First Investors Life Variable Annuity Fund C (Separate Account C), First Investors Life Variable Annuity Fund D (Separate Account D) and First Investors Life Separate Account E. The Fidelity Bond with Travelers Casualty and Surety Company of America provides coverage for $5,000,000 for theft, misplacement and in transit losses. Pursuant to Rule 17g-1(f) of the Investment Company Act of 1940, each of the undersigned hereby agrees that in the event recovery is received under said bond as a result of a loss sustained by any one of the registered management investment companies and one or more of the other named insureds, each such registered management investment company shall receive an equitable and proportionate share of the recovery, at least equal to the amount each would have received had single insured bonds, with minimum coverage as required by Rule 17g-1(f) of the Investment Company Act of 1940, been provided and maintained by each registered management investment company.

First Investors Equity Funds

(Covered Call Strategy, Equity Income, Global, Growth & Income, Hedged U.S. Equity Opportunities, International, Long Short, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Income Funds

(Balanced Income, Floating Rate, Fund For Income, Government, Government Cash Management, International Opportunities Bond, Investment Grade, Limited Duration Bond and Strategic Income)

First Investors Life Series Funds

(Balanced Income, Covered Call Strategy, Equity Income, Fund For Income, Government, Government Cash Management, Growth & Income, International, Investment Grade, Limited Duration Bond, Opportunity, Real Estate, Select Growth, Special Situations and Total Return)

First Investors Tax Exempt Funds

(Tax Exempt Income, Tax Exempt Opportunities, California, Connecticut, Massachusetts, Michigan, Minnesota, New Jersey, New York, North Carolina, Ohio, Oregon, Pennsylvania, and Virginia)

FIRST INVESTORS FUNDS

ATTEST:

/s/ Carol Lerner Brown	BY:	/s/E. Blake Moore, Jr.
Carol Lerner Brown		E. Blake Moore, Jr.
Assistant Secretary		President

FIRST INVESTORS SEPARATE ACCOUNTS

ATTEST:

/s/ Carol Lerner Brown	BY:	/s/ Knut A. Olson
Carol Lerner Brown, Secretary		Knut A. Olson, President
Foresters Life Insurance		Foresters Life Insurance
and Annuity Company		and Annuity Company

FORESTERS INVESTMENT MANAGEMENT COMPANY, INC.

ATTEST:

/s/ Carol Lerner Brown                                     BY: /s/ E. Blake Moore, Jr.

Carol Lerner Brown                                                     E. Blake Moore, Jr.

Secretary                                                                     President

FORESTERS FINANCIAL SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                    BY: /s/ Larry Noyes

Carol Lerner Brown                                                    Larry Noyes

Assistant Secretary                                                     President

FORESTERS INVESTOR SERVICES, INC.

ATTEST:

/s/ Carol Lerner Brown                                      BY: /s/ Gregory Walter

Carol Lerner Brown                                                      Gregory Walter

Secretary Senior                                                           Vice President

As of January 15, 2018

Dated this 27th day of March, 2018, in New York, NY

                        TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA

STATEMENT AS TO THE PERIOD FOR WHICH PREMIUMS HAVE BEEN PAID

The premiums for the Fidelity Bond for Travelers Casualty and Surety Company of America for the period January 15, 2018 to January 15, 2019 have been paid in full.

TRAVELERS CASUALTY AND SURETY COMPANY OF AMERICA JANUARY 15, 2018 - JANUARY 15, 2019

STATEMENT SHOWING THE AMOUNT OF SINGLE INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT COMPANY AS OF SEPTEMBER 30, 2017

REGISTERED INVESTMENT COMPANY BOND REQUIRED

(Thousands)

First Investors Equity Funds                                                                                                                                                                                                                                     $3,700

Covered Call Strategy Fund

Equity Income Fund

Global Fund

Growth & Income

Hedged U.S. Equity Opportunities Fund

International Fund

Long Short Fund

Opportunity Fund

Real Estate Fund

Select Growth Fund

Special Situations Fund

Total Return Fund

First Investors Income Funds                                                                                                                                                                                                                                   $1,900

Balanced Income Fund

Floating Rate Fund

Fund For Income Fund

Government Fund

Government Cash Management Fund

International Opportunities Bond Fund

Investment Grade Fund

Limited Duration Bond Fund

Strategic Income Fund

First Investors Tax Exempt Funds                                                                                                                                                                                                                           $1,500

First Investors Tax Exempt Income Fund

First Investors Tax Exempt Opportunities Fund

First Investors California Tax Exempt Fund

First Investors Connecticut Tax Exempt Fund

First Investors Massachusetts Tax Exempt Fund

First Investors Michigan Tax Exempt Fund

First Investors Minnesota Tax Exempt Fund

First Investors New Jersey Tax Exempt Fund

First Investors New York Tax Exempt Fund

First Investors North Carolina Tax Exempt Fund

First Investors Ohio Tax Exempt Fund

First Investors Oregon Tax Exempt Fund

First Investors Pennsylvania Tax Exempt Fund

First Investors Virginia Tax Exempt Fund

STATEMENT SHOWING THE AMOUNT OF SINGLE INSURED BOND REQUIRED OF EACH REGISTERED INVESTMENT

COMPANY AS OF SEPTEMBER 30, 2017 - Continued

REGISTERED INVESTMENT COMPANY BOND REQUIRED

(Thousands)

First Investors Life Series Funds                                                                                                                                                                                                                               $1,250

Balanced Income Fund

Covered Call Strategy Fund

Equity Income Fund

Fund For Income Fund

Government Fund

Government Cash Management Fund

Growth & Income Fund

International Fund

Investment Grade Fund

Limited Duration Bond Fund

Opportunity Fund

Real Estate Fund

Select Growth Fund

Special Situations Fund

Total Return Fund